As filed with the Securities and Exchange Commission September 27, 2000
                                          Registration Statement No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               INFOCROSSING, INC.
             (formerly known as Computer Outsourcing Services, Inc.) (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                     13-325-2333
(State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                    Identification No.)


                            2 Christie Heights Street
                                Leonia, NJ 07605
                    (Address of Principal Executive Offices)
                  --------------------------------------------

                     AMENDED AND RESTATED 1992 STOCK OPTION
            AND STOCK APPRECIATION RIGHTS PLAN OF INFOCROSSING, INC.
                            (Full Title of the Plan)
               ---------------------------------------------------

                                Charles F. Auster
                             Chief Executive Officer
                               Infocrossing, Inc.
                            2 Christie Heights Street
                                Leonia, NJ 07605
                     (Name and Address of Agent for Service)
                                 (201) 840-4700
          (Telephone Number, Including Area Code, of Agent For Service)


================================================================================================================================

                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================
--------------------------------- ----------------------- ----------------------- ---------------------- -----------------------

                                                             Proposed Maximum       Proposed Maximum           Amount of
   Title of Securities to be           Amount to be           Offering Price            Aggregate           Registration Fee
           Registered                 Registered (1)            Per Share            Offering Price
--------------------------------- ----------------------- ----------------------- ---------------------- -----------------------

Common Stock, $.01 par value
per share                            1,000,000 shares         $ 16.6875 (2)          $16,687,500 (2)           $ 4,405.50
================================= ======================= ======================= ====================== =======================


(1) Plus, in accordance with Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under the Infocrossing, Inc. 1992 Stock Option and Stock Appreciation Rights Plan (the "Plan") as a result of the adjustment provisions therein.

(2) Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the Securities Act, based upon the average of the bid and asked prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on September 22, 2000.

Approximate date of commencement of proposed sale to the public: The Common Stock obtained upon the exercise of options issued pursuant to the Plan may be offered and sold by the holders thereof from time to time after the effectiveness of this Registration Statement.

     The contents of Registration Statements Nos. 33-89160, 33-31875 and 333-86601 are incorporated herein by reference.

     On May 8, 2000, the shareholders of Infocrossing, Inc. (then known as Computer Outsourcing Services, Inc.) approved a resolution to restate the 1992 Stock Option and Stock Appreciation Rights Plan to incorporate all previous amendments and increase the number of authorized shares of the Company's Common Stock issuable thereunder to 2,700,000.

Exhibits.

     5.      Opinion of Robinson & Cole LLP regarding legality (filed herewith).

     23(a).  Consent of Ernst & Young, LLP (filed herewith).

     23(b).  Consent of Robinson & Cole LLP (contained in Exhibit 5).

     24.     Power of Attorney (filed herewith as part of the Signature Page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leonia, State of New Jersey, on this 22 day of September, 2000.
                                                   INFOCROSSING, INC.


                                               By:  /s/  Zach Lonstein
                                                  ----------------------------
                                                     Zach Lonstein
                                                     Chairman of the Board



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles F. Auster and Zach Lonstein his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do and cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons on September 22, 2000 in the capacities indicated.


Signature                        Title


/s/  Charles F. Auster           President, Chief Executive Officer and Director
---------------------------
Charles F. Auster


/s/  Nicholas J. Letizia         Principal Financial Officer and
---------------------------
Nicholas J. Letizia              Principal Accounting Officer


/s/  Zach Lonstein               Chairman of the Board of Directors
---------------------------
Zach Lonstein


---------------------------      Director
Warren Ousley


/s/  Tyler Zachem                Director
---------------------------
Tyler Zachem


/s/  Frank Schiff                Director
---------------------------
Frank Schiff


/s/  David Lee                   Director
---------------------------
David Lee


---------------------------      Director
Samantha McCuen


/s/  Kathleen A. Perone          Director
-----------------------
Kathleen A. Perone

                                INDEX TO EXHIBITS


EXHIBIT NO.       EXHIBIT                               PAGE NO.

5.                Opinion of Robinson & Cole LLP
                  regarding legality.                   7

23(a).            Consent of Ernst & Young, LLP.        8

23(b).            Consent of Robinson & Cole LLP.       Contained in Exhibit 5

24.               Power of Attorney.                    Filed as part of the
                                                        Signature Page